                                                                    EXHIBIT 4.30

                        ENVIRONMENTAL INDEMNITY AGREEMENT
                                 (JOHNSON CAMP)

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the "AGREEMENT") is made by NORD RESOURCES CORPORATION, a Delaware corporation and successor by merger to NORD COPPER CORPORATION whose address is P.O. Box 384, Dragoon, AZ 85609 ("NORD") in favor of NEDBANK LIMITED, a limited liability company organized under the laws of the Republic of South Africa (the "LENDER").

     WHEREAS, Lender has made a loan in the principal amount of $3,900,000 (as amended, supplemented, refinanced, renewed, refunded or otherwise modified from time to time, the "Loan") to Nord represented by that certain secured promissory note, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "NOTE"), pursuant to which Nord has agreed, among other things, to make the full and punctual payment and performance when due of the obligations and liabilities of Nord, whether direct or indirect, absolute or contingent, due or to become due, or existing now or prior to the date hereof or hereafter incurred, which may arise under, out of, or in connection the Note and any other agreements relating to the Loan (together with any and all other obligations arising under the Loan, the "OBLIGATIONS");

     WHEREAS, contemporaneously herewith and as required by the Note, and the other transaction documents executed by the parties in connection with the Note (collectively with the Note, the "LOAN DOCUMENTS"), Nord is delivering to Lender a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (collectively, the "DEED OF TRUST"), for the purpose of, among other things, securing the Obligations by and through the grant to Lender of a lien against certain premises located in Cochise County, Arizona, commonly known as the Johnson Camp Mine, and which are more particularly described on Exhibit "A" attached hereto (the "JOHNSON CAMP MINE"); and

     WHEREAS, the Loan Documents require Nord indemnify Lender as set forth herein.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of valuable consideration, the receipt and sufficiency of which are acknowledged, and further in consideration of the mutual covenants and conditions contained in this Agreement, Nord hereby certifies, represents, and warrants to Lender, and agrees as follows:

1. As used herein, the following terms shall have the meanings specified below:

     The term "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, whether by common law, statute, ordinance, or regulation, pertaining to health, industrial hygiene, or environmental conditions, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq. ("CERCLA"); the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq. ("RCRA"); the Toxic Substances Control Act of 1976, 15 U.S.C.

$62501, et seq. ("TSCA"); the Superfund Amendments and Reauthorization Act of 1986, Title III, 42 U.S.C. Sections 11001, et seq. ("SARA"); the Clean Air Act, 42 U.S.C. Sections 7401, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251, et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f, et seq.; the Solid Waste Disposal Act, 42 U.S.C. Sections 3251, et seq.; the Arizona Environmental Quality Act, Ariz. Rev. Stat. Ann. 49-101, et seq.; and any other federal, state or local law, common law, statute, ordinance, or regulation now in effect or hereinafter enacted which pertains to health, industrial hygiene, or the regulation or protection of the environment.

     The term "HAZARDOUS SUBSTANCE" shall include:

     (a) Those substances included within the definitions of "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, TSCA, SARA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., and in the regulations promulgated pursuant thereto;

     (b) Those substances defined as "hazardous substances" in A.R.S. 49-201 and in rules adopted or guidelines promulgated pursuant thereto;

     (c) Those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.1010 and amendments thereto) or by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and amendments thereto); and

     (d) All other substances, materials and wastes that are, or that become, regulated under, or that are classified as hazardous or toxic under any Environmental Law.

     The term "RELEASE" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping.

2. Nord shall neither use, generate, manufacture, produce, store, or Release, on, under or about the Johnson Camp Mine, or transfer to or from the Johnson Camp Mine, any Hazardous Substance nor permit any third party to do so, except in substantial compliance with all applicable Environmental Laws. Nord shall not permit any environmental liens to be placed on any portion of the Johnson Camp Mine.

3. Nord shall give prompt written notice to Lender at the address set forth in the Note of:

     (a) Any proceeding, including lawsuit, investigation or settlement by or with any federal, state or local governmental authority (including, without limitation, the Arizona Department of Health Services, Arizona Department of Environmental Quality or the U.S. Environmental Protection Agency) with respect to the presence of any Hazardous Substance on the Johnson Camp Mine or the migration thereof from or to any other property adjacent to, or in the vicinity of, the Johnson Camp Mine;

     (b) Nord's discovery of a violation of Environmental Laws that Nord is legally required to report to any federal, state or local governmental authority or the discovery of a Release of a Hazardous Substance in sufficient quantities to be reportable under CERCLA or the Arizona Environmental Quality Act to any federal, state or local governmental authority.

     (c) All claims made or threatened by any third party against Nord or the Johnson Camp Mine relating to any loss or injury resulting from any Hazardous Substance; and

     (d) Nord's discovery of any occurrence or condition on any property adjoining or in the vicinity of the Johnson Camp Mine that could cause the Johnson Camp Mine or any part thereof to be subject to any restrictions on its ownership, occupancy, transferability or use under any Environmental Laws.

4. Nord shall conduct and complete all investigations, studies, sampling, testing and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Substances in, from or affecting the Johnson Camp Mine;

     (a) In compliance with all applicable Environmental Laws;

     (b) In accordance with the orders and directives of all governmental authorities.

5. If Lender shall ever have good reason to believe that there are Hazardous Substances (other than those disclosed in writing to Lender) affecting any of the Johnson Camp Mine, Lender (by their respective officers, employees, and agents) at any time and from time to time may contract for the services of persons (the "SITE REVIEWERS") to perform environmental site assessments ("SITE ASSESSMENTS") on the Johnson Camp Mine for the purpose of determining whether there exists on the Johnson Camp Mine any environmental condition that could result in any liability, cost, or expense to the owner, occupier, or operator of such Johnson Camp Mine arising under any Environmental Laws. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Nord that do not impede the performance of the Site Assessments and do not unreasonably interfere with any of Nord's activities or operations at the Johnson Camp Mine. The Site Reviewers are hereby authorized to enter upon the Johnson Camp Mine for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Substances on the Johnson Camp Mine and such other tests on the Johnson Camp Mine as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Nord will supply to the Site Reviewers such historical and operational information regarding the Johnson Camp Mine as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Lender shall make the results of such Site Assessments fully available to Nord, which (prior to an Event of Default under the Loan Documents) may, at their election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Lender. Lender agrees to keep all data and information pertaining to the Site Assessments, and the Site Assessments themselves, confidential, and not to disclose any such data or information to any third party (other than the consultants preparing the Site Assessments; unless such disclosure is required by applicable law or court order).

6. Lender shall have the right, but not the obligation, without in any way limiting Lender's other rights and remedies under the Loan Documents, to enter onto the Johnson Camp Mine or to take such other actions as it deems reasonably necessary or advisable in good faith, to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substances on or affecting the Johnson Camp Mine following receipt of any notice from any person or entity asserting the existence of any Hazardous Substances pertaining to the Johnson Camp Mine or any part thereof that, if true could result in an order, notice, suit, imposition of a lien on the Johnson Camp Mine, or other action and/or that, in Lender's reasonable and good faith opinion, could jeopardize Lender's security under the Loan Documents. All reasonable costs and expenses paid or incurred by Lender in the exercise of any such rights shall be paid by Nord, and all such reasonable costs and expenses paid or incurred by Lender shall be secured by the Loan Documents and shall be payable by Nord upon demand. All such actions taken by Lender pursuant to this Paragraph 7 shall be in a manner so as not to unreasonably interfere with any of Nord's activities or operations at the Johnson Camp Mine, and shall be taken in accordance with Nord's reasonable safety rules and regulations and any such rules and regulations imposed by any governmental agency.

7. Lender shall have the right at any time to appear in and to participate in, as a party if it so elects, and be represented by counsel of its own choice in, any action or proceeding initiated in connection with any Environmental Law that affects the Johnson Camp Mine.

8. Nord shall indemnify and hold harmless Lender, any successor to Lender, any purchaser of the Johnson Camp Mine upon foreclosure of Lender's interest in the Johnson Camp Mine, and all directors, officers, employees and agents of all of the foregoing, from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to attorneys' fees and expenses, directly or indirectly arising out of or attributable to (i) the use, generation, manufacture, production, storage, Release, threatened Release, or presence of a Hazardous Substance on, under or about the Johnson Camp Mine occurring from and after the closing of the sale of the Johnson Camp Mine to Nord and not substantially arising out of or substantially related to any material action or omission to act by Lender; (ii) any violation or claim of violation of any Environmental Law with respect to the Johnson Camp Mine, and not substantially arising out of or substantially related to any material action or omission to act by Lender; or (iii) any material breach of any of the warranties, representations and covenants contained herein. Lender shall give written notice to Nord promptly of any claim, suit, action, the commencement of any proceeding or demand of which Lender has received written notice from a third party and as to which Lender believes it may be entitled to indemnification hereunder.

9. This Agreement shall be binding upon Nord and its successors and assigns and shall inure to the benefit of Lender, their respective successors and assigns. The indemnity contained herein shall continue in full force and effect and shall survive the payment and performance of the Note, the release of any lien or encumbrance securing the Note, any foreclosure (or action in lieu of foreclosure) of any lien or encumbrance securing the Note, the exercise by Lender of any other remedy under any documents securing the Note, and any suit, proceeding or judgment against Nord by Lender hereon.

10. If any material warranty, representation or statement contained herein shall be or shall prove to have been false when made or if Nord shall fail or neglect to perform or observe any of the terms, provisions or covenants contained herein, the same shall constitute an Event of Default under the Note and under all documents and instruments executed and delivered in connection therewith that shall entitle Lender to pursue any and all remedies provided for such default.

11. Any notice required or permitted in connection herewith shall be given in the manner provided in the Note or other documents executed and delivered in connection with the Note.

12. Nord acknowledges that Lender has and will rely upon the representations, warranties and agreements herein set forth in closing and funding (or modifying as the case may be) the Note and that the execution and delivery of this Agreement is an essential condition but for which Lender would not have agreed to loan Nord the funds as set forth in the Note.

13. Nord waives any right or claim of right to cause a marshaling of the assets of Nord or to cause Lender to proceed against any of the security for the Note before proceeding under this Agreement against Nord; Nord agrees that any payments required to be made hereunder shall become due on demand; Nord expressly waives and relinquishes all rights and remedies accorded by applicable law to Nord or guarantors (including, without limitation, A.R.S. Sections 12-1641, et seq., and 44-142, and Rule 17f of the Arizona Revised Statutes Rules of Civil Procedure), except any rights of subrogation that Nord may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts or omissions of Lender.

14. This Agreement shall be governed by and construed according to the laws of the State of Arizona, without giving effect to conflict of laws principles.

     IN WITNESS WHEREOF, Nord has executed this Agreement on November 4th, 2005.

                                        NORD RESOURCES CORPORATION, a
                                        Delaware corporation and
                                        successor by merger to NORD COPPER
                                        CORPORATION


                                        By: /s/ Erland A. Anderson
                                            ------------------------------------
                                        Name: Erland A. Anderson
                                        Title: President

STATE OF ARIZONA   )
                   ) ss.
County of          )

The foregoing instrument was acknowledged before me this day of November 4, 2005 by Erland A. Anderson, the President of NORD RESOURCES CORPORATION, a Delaware corporation and the successor by merger to NORD COPPER CORPORATION, on behalf of the corporation.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        /s/ Martha Bartlett
                                        ----------------------------------------
                                        Notary Public

My commission expires:

Nov. 21, 2008

                                   EXHIBIT "A"

The following property located in Cochise County, Arizona, together with all extralateral rights, water rights, and appurtenances, and all fixtures, stockpiles, leach heaps, dumps, and tailings situated thereon:

                         Part 1 - Patented Mining Claims

PARCEL 1

     Arizona, Blue Grass, Puzzle, Enough, and Canton patented lode mining claims, Mineral Survey No. 4340, embracing a portion of Section 23, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 1143496, recorded in the records of Cochise County at Docket 100, Page 283,

     EXCEPT all that portion of the ground within the boundaries of Ross, Dewey, and True Blue, Mineral Survey No. 1717, and North Star, Mineral Survey No. 3242; and further except all veins, lodes, and ledges, throughout their entire depth, the tops or apexes of which lie inside the said excluded ground, containing 66.721 acres, more or less.

PARCEL 2

     Afterthought, Burro, Burro No. 3, Coronado, Coronado No. 2, and Mason No. 1 patented lode mining claims, Mineral Survey No. 4571, embracing portions of Sections 25, 26, and 35, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 02-63-0060, recorded in the records of Cochise County at Docket 315, Page 561,

     EXCEPT all that portion of the ground within the boundaries of Republic, Mineral Survey No. 324; Golden Shield, Mineral Survey No. 325; Chicora, Mineral Survey No. 326; Southern, Mineral Survey No. 327; Mayflower, Mineral Survey No. 2764; Calumet, Mineral Survey No. 4197; Tenderfoot, Mineral Survey No. 4314; and
Section 36, Township 15 South, Range 22 East; and further except all veins, lodes, and ledges, throughout their entire depth, the tops or apexes of which lie inside the said excluded ground,

containing 89.005 acres, more or less.

PARCEL 3

     St. George patented lode mining claim, Mineral Survey No. 1966, embracing a portion of Section 36, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 42949, recorded in the records of Cochise County at Book 20, Deeds of Mines, Page 312,

     containing 17.732 acres, more or less.

PARCEL 4

     Mayflower (aka May Flower) patented lode mining claim, Mineral Survey No. 2764, embracing portions of Sections 25 and 26, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No: 298716, recorded in the records of Cochise County at Docket 12, Page 581, containing 19.414 acres, more or less.

PARCEL 5

     Acorn, A-Number One, A-Number Two, Chicago, Cochise, Copper Thread, Johnson, Little Johnnie, Rough Rider, Tenderfoot, and United Fraction patented lode mining claims, Mineral Survey No. 4314, embracing portions of Sections 23, 25, and 26, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 1141449, recorded in the records of Cochise County at Docket 93, Page 620,

     EXCEPT all that portion of the ground within the boundaries of Blue Lead Extension, Dwarf, Esmeralda, and Copper Chief, Mineral Survey No. 3242; Copper Bell, Mineral Survey 1717; Highland Mary, Mineral Survey No. 284; Copper King, Mineral Survey No. 285; Republic, Mineral Survey No. 324; Golden Shield, Mineral Survey No. 325; Mayflower, Mineral Survey No. 2764; Tycoon, Mineral Survey No. 329; and Gingham No. 3, unsurveyed; and further except all veins, lodes, and ledges, throughout their entire depth, the tops or apexes of which lie inside the said excluded ground,

     FURTHER EXCEPT those portions of Cochise and United Fraction, containing
0.026 and 0.387 acres, more or less, respectively, being those portions lying in the Southeast Quarter of the Northwest Quarter (SE1/4NW1/4) and the Northeast Quarter of the Southwest Quarter (NE1/4SW1/4) of Section 25, Township 15 South, Range 22 East, G&SRB&M, conveyed by Special Warranty Deed dated January 26, 1987 from Cyprus Mines Corporation, Grantor, to David Rae, Grantee, recorded in the Cochise County records as document No. 870102364, containing 106.572 acres, more or less.

PARCEL 6

     Blue Lead, North Star, Little Bush, Copper Chief, Southern Cross, Blue Lead Extension, Dwarf, and Esmeralda patented lode mining claims, Mineral Survey No. 3242, embracing portions of Sections 23 and 26, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 610053, recorded in the records of Cochise County at Book 29, Deeds of Mines, Page 92,

     containing 92.563 acres, more or less.

PARCEL 7

     Anaconda, Last Chance, Delta, and Sara patented lode mining claims, Mineral Survey No. 1525, embracing portions of Sections 23 and 24, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 036147, recorded in the records of Cochise County at Book 15, Deeds of Mines, Page 236,

     containing 54.14 acres, more or less.

PARCEL 8

     Southern patented lode mining claim, Lot 45, Mineral Survey No. 327, embracing portions of Sections 25, 26, and 36, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 9043 (or 9143), recorded in the records of Cochise County at Book 31, Deeds of Mines, Page 459,

     containing 18.79 acres, more or less.

PARCEL 9

     Mi-an-te-no-mah patented lode mining claim, Lot 48, Mineral Survey No. 330, embracing a portion of Section 23, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 10723, recorded in the records of Cochise County at Book 31, Deeds of Mines, Page 455,

     containing 19.28 acres, more or less.

PARCEL 10

     Peabody patented lode mining claim, Lot 39, Mineral Survey No. 286, embracing portions of Sections 23 and 24, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 6424, recorded in the records of Cochise County at Book 12, Deeds of Mines, Page 433,

     containing 17.36 acres, more or less.

PARCEL 11

     Donna Anna patented lode mining claim, Lot 40, Mineral Survey No. 287, embracing a portion of Section 26, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 6423, recorded in the records of Cochise County. at Book 31, Deeds of Mines, Page 427,

     containing 20.66 acres, more or less.

PARCEL 12

     Highland Mary patented lode mining claim, Lot 37, Mineral Survey No. 284, embracing portions of Sections 25 and 26, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 6474, recorded in the records of Cochise County at Book 31, Deeds of Mines, Page 431,

     EXCEPT all that portion of Highland Mary containing 0.064 acres, more or less, being that portion lying in the Southeast Quarter of the Northwest Quarter (SE1/4NW1/4) of Section 25, Township 15 South, Range 22 East, G&SRB&M, conveyed by Special Warranty Deed dated January 26, 1987 from Cyprus Mines Corporation, Grantor, to David A. Rae, Grantee, recorded in the Cochise County records as Document No. 870102364, containing 20.596 acres, more or less.

PARCEL 13

     Copper King patented lode mining claim Lot 38, Mineral Survey No. 285, embracing a portion of Section 26, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 6475, recorded in the records of Cochise County at Book 31, Deeds of Mines, Page 435,

     containing 20.11 acres, more or less.

PARCEL 14

     Golden Shield patented lode mining claim, Lot 43, Mineral Survey No. 325, embracing a portion of Section 26, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 8891, recorded in the records of Cochise County at Book 31, Deeds of Mines, Page 439,

     containing 19.51 acres, more or less.

PARCEL 15

     Republic patented lode mining claim, Lot 42, Mineral Survey No. 324, embracing a portion of Section 26, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 9045, recorded in the records of Cochise County at Book 31, Deeds of Mines, Page 471,

     containing 20.66 acres, more or less.

PARCEL 16

     Chicora patented lode mining claim, Lot 44, Mineral Survey No. 326 embracing a portion of Sections 25 and 26, Township 15 South, Range 22.East, G&SRB&M, in the Cochise Mining District Cochise County, Arizona, U.S. Patent No. 9044, recorded in the records of Cochise County at Book 31, Deeds of Mines, Page 443,

     containing 15.60 acres, more or less.

PARCEL 17

     Tycoon patented lode mining claim, Lot 47, Mineral Survey No. 329, embracing portions of Sections 25 and 26, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 8888, recorded in the records of Cochise County at Book 31, Deeds of Mines, Page 467,

     containing 16.88 acres, more or less.

PARCEL 18

     Mammoth patented lode mining claim, Lot 49, Mineral Survey No. 331, embracing portions of Sections 23 and 26, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U. S. Patent No. 8889, recorded in the records of Cochise County at Book 31, Deeds of Mines, Page 463,

     containing 19.28 acres, more or less.

PARCEL 19

     Clondike, Blue Jacket, Keystone, Blue Bell, Copper Bell, Dewey, True Blue, and Ross patented lode mining claims, Mineral Survey No. 1717, embracing a portion of Section 23, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 42087, recorded in the records of Cochise County at Book 20, Deeds of Mines, Page 542,

     containing 147.266 acres, more or less.

PARCEL 20

     Hillside, Pittsburg, and Teaser patented lode mining claims, Mineral Survey No. 3306, embracing a portion of Sections 23 and 24, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 648851, recorded in the records of Cochise County at Docket 634, Page 478,

     EXCEPT all that portion of Hillside and Pittsburg containing 1.235 and
0.381 acres, more or less, respectively, being that portion lying in the South Half of the Southeast Quarter of the Northwest Quarter (SE1/4NW1/4) and the East Half of the Southwest Quarter (E1/2SW1/4) of Section 24, Township 15 South, Range 22 East,

G&SRB&M, conveyed by Special Warranty Deed dated January 26, 1987 from Cyprus Mines Corporation, Grantor, to David A. Rae, Grantee, recorded in the Cochise County records as Document No. 870102364,

     containing 49.852 acres, more or less.

PARCEL 21

     San Jacinto patented lode mining claim, Lot 46, Mineral Survey No. 328, embracing a portion of Section 27, Township 15 South, Range 22 East, G&SRB&M, in the Cochise Mining District, Cochise County, Arizona, U.S. Patent No. 8890, recorded in the records of Cochise County at Book 31, Deeds of Mines, Page 475,

     containing 19.15 acres, more or less

                               PART 2 - FEE LANDS

PARCE1 1

TOWNSHIP 15 SOUTH, RANGE 22 EAST, G&SRB&M
COCHISE COUNTY, ARIZONA

     Section 26: Lots 8, 9, 10, and 11

     EXCEPT all coal and other minerals as reserved in the patent from the United States of America,

     containing 139.00 acres, more or less.

PARCEL 2

TOWNSHIP 15 SOUTH, RANGE 22 EAST, G&SRB&M
COCHISE COUNTY ARIZONA

     Section 26: Those portions of the King and Wolfrime Queen patented lode mining claims lying within the Southeast Quarter (SE1/4) as shown on Mineral Survey No. 1800, U.S. Patent No. 40087, recorded in the records of Cochise County at Book 26, Deeds of Mines, Page 251,

     containing 1.00 acres, more or less.

PARCEL 3

TOWNSHIP 15 SOUTH, RANGE 22 EAST, G&SRB&M
COCHISE COUNTY, ARIZONA

     Section 24: Lot 16

     Section 25: Lots 11, 13, 14, 16, 17, 18, 20, and 21

                 EXCEPT any portion of Section 25 lying in the Southeast Quarter of the Northwest Quarter and the Northeast Quarter of the Southwest Quarter of Section 25, Township 15 South, Range 22 East, G&SRB&M conveyed by Special Warranty Deed dated January 26, 1987 from Cyprus Mines Corporation, Grantor, to David A. Rae, Grantee, recorded in the Cochise County records as Document No. 870102364.

     EXCEPT a right-of-way for ditches and canals constructed by the authority of the United States as reserved in the patent from the United States of America.

     containing 53.444 acres, more or less.

PARCEL 4

TOWNSHIP 15 SOUTH, RANGE 22 EAST, G&SRB&M
COCHISE COUNTY, ARIZONA

     Section 23: Lots 11, 12, 13, 15, and 16

     Section 24: Lots 11, 12, and 13

                 EXCEPT any portion lying within the South Half of the Southeast Quarter of the Northwest Quarter (S1/2SE1/4NW1/4) and the East Half of the Southwest Quarter (E1/2SW1/4) of Section 24, Township 15 South, Range 22 East, G&SRB&M conveyed by Special Warranty Deed dated January 26, 1987 from Cyprus Mines Corporation, Grantor, to David A. Rae, Grantee, recorded in the Cochise County records as Document No. 870102364.

     Section 25: Lot 12

                 EXCEPT any portion lying within the Southeast: Quarter of the Northwest Quarter (SE1/4NW1/4) and the Northeast Quarter of the Southwest Quarter (NE1/4SW1/4) of Section 25, Township 15 South, Range 22 East, G&SRB&M, conveyed by Special Warranty Deed dated January 26, 1987 from Cyprus Mines Corporation, Grantor, to David A. Rae, Grantee, recorded in the Cochise County records as Document No. 870102364.

     Section 26: Lots 4, 14, 15, 16, 17, 18, and 19; Southwest Quarter of the
                 Northwest Quarter (SW1/4NW1/4)

                 EXCEPT a right-of-way for ditches and canals constructed by the authority of the United States as reserved in the patent from the United States of America.

                 containing 307.47 acres, more or less.

TOWNSHIP 15 SOUTH, RANGE 22 EAST, G&SRB&M (SURFACE AND MINERAL) COCHISE COUNTY, ARIZONA

     Section 25: Lot 15 consisting of 37.53 acres, more or less; and

                 Lot 16 consisting of 38.26 acres, more or less; and

                 Lot 19 consisting of 40 acres, more or less, subject to ownership of those portions of unpatented claims Gladys R and Erika that lie North of the Southern boundary of Lot 19; and

                 Those portions of Lots 20 and 21 that lie East of the survey line dated April 23, 1989 completed by H.W. Smith, Registered Land Surveyor; and

                 Those portions of the Cochise Lode Claim and the United Fraction Lode Claim that lie East of the survey line dated April 23, 1989 completed by H.W. Smith, Registered Land Surveyor; and

                 That portion of the Highland Mary Lode Claim lying East of the survey line dated April 23, 1989 completed by H.W. Smith, Registered Land Surveyor.

                 All described lands, in sum, containing 116.267 acres, more or less.

                        PART 3 - UNPATENTED MINING CLAIMS

The following unpatented lode mining claims located in Sections 22, 23, 24, 25, 26, 27, 35, and 36, Township 15 South, Range 22 East, G&SRB&M, Cochise Mining District, Cochise County, Arizona:

                  Original      Amended
                Recordation   Recordation   BLM Serial
                -----------   -----------       No.
Name of Claim   Book   Page   Book   Page      A MC
-------------   ----   ----   ----   ----   ----------
Alamosa           38     38    369    145      43520
Bee R1            65    247   1504    298      43521
Bee No. R2      1128    723   1504    300      43522
Bee R3            65    249   1504    302      43523
Bee R4            65    250   1504    304      43524
Bee R5            65    251   1504    306      43525
Bee R11           65    256   1504    308      43531
Bee R12           65    257   1504    310      43532
Bumble Bee        75     24    383    207      43542
Burro - 4        278    485                    43543
Burro -5         278    486                    43544
Burro -6         278    487                    43545
Burro -R7       1010    363                    43546
Burro -8-        278    489                    43547
Burro -9         278    490                    43548
Burro -11        278    492                    43550
Burro -12        278    493                    43551
Burro -13        278    494                    43552
Burro -14        278    495                    43553
Burro -R15      1010    364                    43554
Burro -16        278    497                    43555
Burro -A         821    104                    43560
Burro -B         821    106                    43561
Burro -C         821    107                    43562
Burro -D         821    108                    43563
Burro -E         821    109                    43564
Burro -G         821    111                    43566
Burro -H         821    112                    43567
Burro -I         821    113                    43568
Burro R L       1010    361                    43571
Calumet           17    310     37    446      43573
Charles           17    530     37    445      43574
Coronado R-1    1013    447                    43576
Dora              39    262                    43578
Echo I           395    301                    43579
Echo R2         1128    457   1504    312      43580

Echo R3          395    303   1504    314      43581

                  Original      Amended
                Recordation   Recordation   BLM Serial
                -----------   -----------       No.
Name of Claim   Book   Page   Book   Page      A MC
-------------   ----   ----   ----   ----   ----------
Elephant          38     36    369    142      43586
Ella              39    264                    43587
Erika             24    424     37    435      43588
Ernest            36    380     37    439      43589
Gladys R          49    102   1504    316      43593
Gustave           39    263                    43594
Hagerman          16     19     37    438      43595
Ina               39    261                    43597
Laura J          362    507                    43602
Louie             17    581     37    440      43603
Mary              24    423     37    436      43605
Millinton         38     39    369    144      43622
Portland          38     37    369    143      43635
Prim Rose         41    331    369    141      43636
Primrose-Bee      73    428    369    147      43637
Ultimo            36    381     37    437      43645
Wolfrime          17    259     37    442      43675
Rosie R         1592    459                   172613
Addie R           16     98                    43519
Bonanza           17     41                    43539
Branda Kaye     1620    440                   187203
Burro -17        278    513                    43556
Burro - 18       278    498                    43557
Burro - 19       278    499                    43558
Burro - 20       278    500                    43559
Charlene        1620    434                   187204
Colorado          39     41                    43575
Defender          41    328                    43577
Ellenor         1620    432                   187205
Eula Belle      1620    430                   187206
Francine        1620    436                   187207
Imogene         1620    426                   187208
Indicator         41    329                    43598
Jane Rae        1620    438                   187209
Katie             36    204                    43599
Kentucky          41    330                    43600
Last Chance       36    151                    43601
Lime No. 1      1620    448                   187214
Lime No. 2      1620    446                   187215
Lime No. 3      1620    444                   187216

Lime No. 4      1620    442                   187217
Linda Sue       1620    422                   187210

                   Original      Amended
                 Recordation   Recordation   BLM Serial
                 -----------   -----------       No.
Name of Claim    Book   Page   Book   Page      A MC
-------------    ----   ----   ----   ----   ----------
Mary Eilene      1620    428                   187211
Mescal No. 5       67     51                    43621
Moore #1          132     73                    43623
Moore #2          132     72                    43624
Moore #3          132     71                    43625
Nelda Lane       1620    424                   187212
Puzzle no. 2       17    529                    43638
Sharie Lynn      1620    418                   187218
Shirley Louise   1620    420                   187213

                             PART 4 - RIGHTS OF WAY

BLM RIGHT OF WAY NO. A-22976

     A 50 foot wide right--of-way, designated as BLM Right-of-way Number A-22976, for a road crossing the Ella, Dora, Wolfrime, Mary, Charles, Hagerman, and Erika unpatented lode mining claims, BLM Serial Numbers A MC 43587, 43578, 43675, 43605, 43574, 43595, and 043588, respectively, the same being located in the Southeast Quarter of the Southwest Quarter (SE1/4SW1/4) of Section 25 and the East Half of the Northwest Quarter (E1/2NW1/4) of Section 36, Township 15 South, Range 22 East, G&SRB&M, Cochise County, Arizona, and containing 3.4980 acres more or less, which is more fully described as follows:

          Beginning at adot stationing 895 + 99.3, Thence North 27 degrees 25' 15" West 306.32 feet to a curve with an arc of 34 degrees 15' 52", a radius of 300', a tangent of 92.48' and a length of 179.41';

          Thence North 61 degrees 41' 07" West 701.98 feet to a curve with an arc of 58 degrees 34' 32", a radius of 400', a tangent of 224.36' and a length of 408.93';

          Thence North 3 degrees 06' 35" West 251.47 feet to the southern boundary line of the Ella lode claim, the true point of beginning;

          Thence from the true point of beginning, 1,972.03 feet to a curve with an arc of 13 degrees 08' 56", a radius of 400', a tangent of 46.10 feet, and a length of 91.80';

          Thence North 2 degrees 02' 21" East 233.66 feet to a curve with an arc of 10 degrees, a radius of 400', a tangent of 35.23' and a length of 70.29';

          Thence North 0 degrees 08' 13" East 679.68' to the point where the centerline of the road intersects the northern boundary of the Erika unpatented lode mining claim, BLM Serial Number A MC 43588.

BLM RIGHT-OF-WAY NO. A-9621

Right-of-way for a pipeline, powerline, and access road over and across Lot 4 of
Section 24, Township 15 South, Range 22 East, G&SRB&M, which right-of-way crosses a portion of the Bee R12 and the Echo R3 unpatented lode mining claims, BLM Serial Numbers A MC 43532 and 43581, respectively.

STATE OF ARIZONA RIGHT-OF-WAY NO. 18-95162

A 50-foot wide right-of-way for a road crossing State of Arizona surface lying directly south of and abutting the Ella unpatented lode mining claim, BLM Serial Number A MC 43587, and more particularly described as follows:

          Beginning at adot stationing 895 + 99.3, Thence North 27 degrees 25' 15" West 306.32 feet to a curve with an arc of 34 degrees 15' 52", a radius of 300 feet, a tangent of 92.48 feet and a length of 179.41 feet;

          Thence North 61 degrees 41' 07" West 701.98 feet to a curve with an arc of 58 degrees 34' 32", a radius of 400 feet, a tangent of 224.36 feet and a length of 408.93 feet to the true point of beginning.

          Thence from the true point, of beginning North 3 degrees 06' 35" West
          251.47 feet to the southern boundary line of the Ella unpatented lode mining claim, which point lies South 69 degrees 17' 35" East 167.92 feet from the southwest corner of the Ella unpatented lode mining claim.

RIGHT-OF-WAY AS RESERVED FROM DAVID RAE

A right-of-way across an existing roadway in the East Half of the West Half (E1/2W1/2) of Section 25, Township 15 South, Range 22 East, G&SRB&M as reserved in Special Warranty Deed dated January 26, 1987 from Cyprus Mines Corporation, Grantor, to David A. Rae, Grantee, recorded in the Cochise County records as Document No. 8701-02364, as further described below:

          BEGINNING at a point on the centerline of the road at its intersection with the section line of Sections 25 and 36, Township 15 South, Range 22 East, G&SRB&M, Cochise County, Arizona, which point is South 89 degrees 50' 33" West, 414.85 feet from the quarter section corner of Sections 25 and 36:

          Thence North 00 degrees 30' 06" West, 678.30 feet; Thence North 10 degrees 27' 11" West, 981.02 feet; Thence North 14 degrees 40' 20" West, 171.79 feet; Thence North 29 degrees 16' 00" West, 128.66 feet; Thence North 34 degrees 47' 37" West, 638.55 feet; Thence North 37 degrees 21' 57" West, 109.64 feet; Thence North 45 degrees 39' 35" West, 126.85 feet;

          Thence North 49 degrees 59' 15" West, 127.59 feet to the intersection of the road with the west sixteenth section line of Section 25, which point is North 00 degrees 00' 40" East, 66.19 feet from the west center sixteenth section corner of Section 25.

ACCESS ROAD RIGHT OF WAY

A right-of-way for ingress and egress over and across an existing roadway extending from the West Half (W1/2) of Lot 20 in Section 25, and running thence through portions of the Northeast Quarter (NE1/4) of Section 25, the Southeast Quarter (SE1/4) of Section 23 and the Southwest Quarter (SW1/4) of Section 23, all in Township 15 South, Range 22 East, G&SRB&M, as further described below:

          BEGINNING at a point lying North 49 degrees 59' 15" West.127.59 feet to the intersection of the road with the west sixteenth section line of Section 25, which point is North 00 degrees 00' 40" East, 66.19 feet from the west center sixteenth section corner of Section 25;

          Thence North 49 degrees 59' 15" West, 798.44 feet; Thence North 53 degrees 14' 47" West, 221.39 feet; Thence North 60 degrees 43' 02" West, 194.54 feet; Thence North 64 degrees 21' 44" West, 145.27 feet;

          Thence North 65 degrees 49' 06" West, 257.90 feet to the intersection of the road with the section line between Sections 25 and 26, which point is south 00 degrees 00' 43" West, 1660.30 feet from the section corner of Sections 23, 24, 25, and 26;

          Thence North 65 degrees 49' 06" West, 89.93 feet; Thence North 61 degrees 10' 22" West, 232.91 feet; Thence North 72 degrees 14' 31" West, 609.33 feet; Thence North 59 degrees 29' 13" West, 409.07 feet; Thence North 53 degrees 11' 26" West, 669.07 feet; Thence North 48 degrees 10' 06" West, 176.99 feet; Thence North 41 degrees 05' 19" West, 562.84 feet; Thence North 48 degrees 15' 42" West, 246.72 feet;

          Thence North 50 degrees 38' 20" West, 25.91 feet to the intersection of the road with the line between Sections 23 and 26, which point is South 89 degrees 54' 08" East, 194.54 feet from the quarter section corner of Sections 23 and 26;

          Thence North 50 degrees 38' 20" West, 312.68 feet; Thence North 27 degrees 54' 00" West, 152.67 feet; Thence North 27 degrees 57' 35" West, 177.57 feet; Thence North 27 degrees 47' 54" West, 155.73 feet; Thence North 20 degrees 07' 26" West, 194.99 feet; Thence North 48 degrees 22' 21" West, 158.51 feet;

          Thence North 56 degrees 34' .27" West, 143.29 feet; Thence North 56 degrees 39' 39" West, 296.31 feet; Thence North 64 degrees 44' 49" West, 276.84 feet; Thence South 89 degrees 42' 38" West, 184.52 feet;

          Thence North 64 degrees 28' 24" West, 339.24 feet to a point on the East end line (line 2-3) of the Enough lode, common with line 2-3 of the Arizona lode, both of Mineral Survey No. 4340, which point is South 32 degrees 27' West, 266.03 feet from Corner No. 2 of the Enough lode, identical with Corner No. 3 of the Arizona lode.

                  PART 5 - WATER RIGHTS, WELLS, AND AGREEMENTS

STATE OF ARIZONA WELL REGISTRATIONS

     State of Arizona, Department of Water Resources, Water Well Registrations and associated water wells located in portions of Sections 23 and 25, Township 15 South, Range 22 East, G&SRB&M, Cochise County, Arizona, as further described below:

Well Registration No.   Location of Well
---------------------   ----------------
       36-66376         Township 15 South, Range 22 East, G&SRB&M Section 23:
                        SE1/4SW1/4
       36-66377         Township 15 South, Range 22 East, G&SRB&M Section 25:
                        SW1/4NW1/4
       36-66378         Township 15 South, Range 22 East, G&SRB&M Section 23:
                        NW1/4SE1/4

ACCESS AND WATER USE AGREEMENT

Access and Water Use Agreement dated the 26th day of January, 1987 between David
A. Rae and Cyprus Mines Corporation, the same being recorded as Document No. 870102368, Cochise County, Arizona, which agreement covers the unrestricted use by Cyprus of that certain water well, State of Arizona Department of Water Resources Well Registration No. 36-66379, located in Northwest Quarter of the Northwest Quarter (NW1/4NW1/4) of Section 19, Township 15 South, Range 23 East, G&SRB&M.